UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BGC PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	499 Park Avenue New York, NY 10022	13-4063515
(State of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.125% Senior Notes due 2042	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file numbers to which this form relates: 333-180331

Securities to be registered pursuant to Section 12(g) of the Act: None

The Commission is respectfully requested to send copies of all notices, orders and communications to:

Stephen M. Merkel BGC Partners, Inc. 499 Park Avenue New York, New York 10022 (212) 610-2200 (212) 829-4708 fax	Christopher T. Jensen Howard Kenny Morgan, Lewis & Bockius LLP 101 Park Avenue New York, New York 10178 (212) 309-6000 (212) 309-6001 fax

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the 8.125% Senior Notes due 2042 (“Notes”) of BGC Partners, Inc., a Delaware corporation (the “Registrant”).

For a description of the Notes, reference is made to (i) the information under the heading “Description of the Debt Securities” in the Registrant’s prospectus, dated June 12, 2012, included in the Registrant’s Registration Statement on Form S-3 (Registration Statement No. 333-180331), as amended, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (“Securities Act”), on March 23, 2012, as amended by Amendment No. 1 thereto, filed on June 8, 2012, and (ii) the information under the heading “Description of the Notes” included in the Prospectus Supplement with respect to the Notes, dated June 21, 2012, filed with the Commission pursuant to Rule 424(b)(2) of the general rules and regulations of the Securities Act on June 22, 2012, which information is incorporated herein by reference.

Item 2.	Exhibits.

Under the instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered with the New York Stock Exchange, LLC, and the Notes registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 29, 2012	BGC PARTNERS, INC.

	By:	/s/ A. Graham Sadler
Name: A. Graham Sadler
Title: Chief Financial Officer

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